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                                                                      EXHIBIT 11

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                (Amounts in thousands, except per-share amounts)

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
                                                           Three Months Ended           Nine Months Ended
                                                                 September 30                September 30
                                                      -----------------------     -----------------------
BASIC EARNINGS PER SHARE                                   1998          1997          1998          1997
--------------------------------------------------    ---------     ---------     ---------     ---------
Income from continuing operations                     $  38,418     $ 130,231     $ 362,620     $ 395,524
Preferred stock dividends                                (4,043)      (21,476)      (12,877)      (67,563)
                                                      ---------     ---------     ---------     ---------
Earnings from continuing operations applicable
    to common stock                                      34,375       108,755       349,743       327,961
Discontinued operations, net                                 --        26,746        38,400        98,940
                                                      ---------     ---------     ---------     ---------
Earnings applicable to common shares                  $  34,375     $ 135,501     $ 388,143     $ 426,901
                                                      =========     =========     =========     =========

Weighted average common shares outstanding              350,029       335,594       351,201       331,827
                                                      =========     =========     =========     =========

Basic earnings per share
    Income from continuing operations                 $     .10     $     .32     $    1.00     $     .99
    Discontinued operations, net                             --           .08           .11           .30
                                                      ---------     ---------     ---------     ---------
      Basic earnings per common share                 $     .10     $     .40     $    1.11     $    1.29
                                                      =========     =========     =========     =========

DILUTED EARNINGS PER SHARE
--------------------------------------------------
Earnings from continuing operations applicable
    to common stock                                   $  34,375     $ 108,755     $ 349,743     $ 327,961
Dividends applicable to dilutive preferred stock             --         6,841        12,877        23,660
                                                      ---------     ---------     ---------     ---------
                                                         34,375       115,596       362,620       351,621
Discontinued operations, net                                 --        26,746        38,400        98,940
                                                      ---------     ---------     ---------     ---------
Earnings applicable to common stock                   $  34,375     $ 142,342     $ 401,020     $ 450,561
                                                      =========     =========     =========     =========

Weighted average common shares outstanding              350,029       335,594       351,201       331,827
Dilutive effect of exercise of options outstanding          206           578           548           462
Dilutive effect of conversions of preferred stock            --        33,833        15,196        33,833
                                                      ---------     ---------     ---------     ---------
                                                        350,235       370,005       366,945       366,122
                                                      =========     =========     =========     =========
Diluted earnings per share
    Income from continuing operations                 $     .10     $     .31     $     .99     $     .96
    Discontinued operations, net                             --           .07           .10           .27
                                                      ---------     ---------     ---------     ---------
      Diluted earnings per common share               $     .10     $     .38     $    1.09     $    1.23
                                                      =========     =========     =========     =========
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